Exhibit 99.1

Apple REIT Ten

THIRD QUARTER • SEPTEMBER 30, 2014

Dear Shareholder

Greetings from Apple REIT Ten, Inc. I am pleased to report that operations across our portfolio of hotels were strong during the third quarter of 2014. For the three-month period ending September 30, 2014, our hotels reported an average occupancy rate of 77 percent, an average daily rate (ADR) of $120 and revenue per available room (RevPAR) of $92, increases of approximately four percent, five percent and ten percent as compared to results for the same period of 2013, respectively. For the nine-month period ending September 30, 2014, our hotels reported an average occupancy rate of 75 percent, ADR of $121 and RevPAR of $91, increases of approximately three percent, four percent and seven percent as compared to results for the same period of 2013, respectively. Hotel industry analysts anticipate positive momentum to continue throughout the hotel industry for the remainder of 2014 and well into 2015.

Adjusted funds from operations (AFFO) for the nine-month period ending September 30, 2014, totaled $60.1 million, or $0.71 per share. AFFO for the same period of 2013 was $40.2 million, or $0.57 per share. Shareholder distributions were approximately $0.62 per share during the first nine months of this year. The current annualized distribution rate of $0.825 per share is closely monitored, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance, and adjustments may be made as needed, based on available cash resources. Due primarily to the impact of depreciation as well as the timing of acquisitions and fundraising, a portion of your 2014 distribution will be treated as a return of capital for tax purposes.

In November, the Company’s preferred investment in the oil and gas business was redeemed in full as provided for under the terms of the agreement. This was an exciting and successful opportunity for the Company, earning a pre-tax annual rate of 14 percent from the date of the initial investment in June 2013 until it was redeemed.

As of October 31, 2014, the Apple REIT Ten real estate portfolio included 50 Marriott®- and Hilton®-branded upscale extended-stay, select-service and full-service hotels, with an aggregate of 6,344 guestrooms, strategically located in diverse markets across 17 states. The Company strives to maintain a portfolio of upscale lodging real estate that will provide our shareholders with attractive returns and maximize shareholder value over the life of the investment. On October 24, 2014, we acquired a new 156-room Residence Inn® by Marriott® located in Dania Beach, Florida, near Fort Lauderdale- Hollywood International Airport and Fort Lauderdale Beach. The Company has additional hotels under contract that are under construction. We anticipate we will close on the acquisition of these hotels by the end of 2015.

Our team remains steadfast to our goals of providing attractive distributions and growing investment value over the long term. With a diversified portfolio of high-quality lodging real estate and a balance sheet among the strongest in our industry, I am confident Apple REIT Ten is well positioned for the future. Thank you for your investment in Apple REIT Ten.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)
(In thousands except statistical data)	Three months ended Sept 30, 2014	Three months ended Sept 30, 2013	Nine months ended Sept 30, 2014	Nine months ended Sept 30, 2013
REVENUES
Room revenue	$52,614	$40,166	$153,365	$104,647
Other revenue	4,177	3,595	13,220	10,922
Total revenue	$56,791	$43,761	$166,585	$115,569

EXPENSES
Direct operating expense	$14,275	$11,028	$41,173	$28,956
Other hotel operating expenses	22,060	16,804	64,826	43,731
General and administrative	1,369	1,119	4,461	3,305
Depreciation	7,226	5,748	21,237	15,082
Acquisition related costs	13	2,935	1,054	4,904
Investment income	(3,530)	(3,533)	(10,475)	(4,467)
Interest expense	1,867	1,478	6,541	3,802
Total expenses	$43,280	$35,579	$128,817	$95,313

NET INCOME
Net income	$13,511	$8,182	$37,768	$20,256
Net income per share	$0.15	$0.11	$0.45	$0.29

ADJUSTED FUNDS FROM OPERATIONS (A)
Net income	$13,511	$8,182	$37,768	$20,256
Depreciation of real estate owned	7,226	5,748	21,237	15,082
Funds from operations (FFO)	$20,737	$13,930	$59,005	$35,338
Acquisition related costs	13	2,935	1,054	4,904
Adjusted funds from operations (AFFO)	$20,750	$16,865	$60,059	$40,242
FFO per share	$0.23	$0.19	$0.70	$0.50
AFFO per share	$0.23	$0.23	$0.71	$0.57

WEIGHTED-AVERAGE SHARES OUTSTANDING	90,267	74,887	84,605	70,308

OPERATING STATISTICS
Occupancy	77%	74%	75%	73%
Average daily rate	$120	$114	$121	$116
RevPAR	$92	$84	$91	$85
Number of hotels	49	43
Distributions per Share	$0.21	$0.21	$0.62	$0.62

BALANCE SHEET HIGHLIGHTS (Unaudited)
(In thousands)			September 30, 2014	December 31, 2013
ASSETS
Investment in real estate, net			$800,193	$764,579
Energy investment			100,329	100,340
Other assets			25,654	25,035
Total assets			$926,176	$889,954

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable			$123,223	$196,540
Other liabilities			12,180	10,642
Total liabilities			135,403	207,182
Total shareholders’ equity			790,773	682,772
Total liabilities and shareholders’ equity			$926,176	$889,954

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains or losses from sales of real estate, plus depreciation and amortization. Adjusted funds from operations (AFFO) excludes costs associated with the acquisition of real estate. The Company considers FFO and AFFO in evaluating property acquisitions and its operating performance and believes that FFO and AFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and AFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2014 and the results of operations for the interim period ended September 30, 2014. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. 2013 Annual Report.

HOMEWOOD SUITES
Hilton
HOMEWOOD SUITES

COURTYARD

Images clockwise from top left: HOMEWOOD SUITES, DALLAS, TX; COURTYARD, HOUSTON, TX; HILTON GARDEN INN, DENVER, CO; HILTON GARDEN INN, SCOTTSDALE, AZ

Market Diversity

ALABAMA	MINNESOTA
Huntsville (2), Mobile	Minneapolis/Maple Grove

ARIZONA	NEBRASKA
Phoenix (3), Scottsdale	Omaha (3)

CALIFORNIA	NORTH CAROLINA
San Diego/Oceanside	Charlotte/Matthews, Jacksonville, Winston-Salem

COLORADO	OHIO
Colorado Springs, Denver	Cincinnati/Mason

FLORIDA	OKLAHOMA
Boca Raton, Fort Lauderdale/Dania Beach, Gainesville (2), Pensacola, Tallahassee	Oklahoma City (2), Oklahoma City/West
SOUTH CAROLINA
ILLINOIS	Charleston, Columbia
Chicago/Des Plaines, Chicago/Skokie, Hoffman Estates
TENNESSEE
INDIANA	Franklin (2), Knoxville (3), Nashville
Merrillville, South Bend
TEXAS
IOWA	Austin/Round Rock, Dallas, Denton, Houston (2)
Cedar Rapids (2), Davenport
VIRGINIA
Fairfax, Richmond/Henrico

HOME2
SUITES BY HILTON
7010#3
HOME2 SUITES, HUNTSVILLE, AL

CORPORATE PROFILE Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Hampton Inn & Suites®, Hilton Garden Inn®, Home2 Suites by Hilton® and Homewood Suites by Hilton® brands. As of October 31, 2014, the Apple REIT Ten portfolio consisted of 50 hotels with 6,344 guestrooms in 17 states.  MISSION Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitten.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

Cover image: HILTON GARDEN INN, OMAHA, NE

“Courtyard® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott® Hotels & Resorts,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®,” and “TownePlace Suites® by Marriott®,” are each a registered trademark of Marriott® International, Inc. or one of its affiliates. All references to “Marriott®” mean Marriott® International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this Quarterly Report, whether relating to the hotel information, operating information, financial information, Marriott®’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and received no proceeds from the offering. Marriott® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Marriott® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this Quarterly Report.

“Hampton Inn & Suites®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton® Worldwide Holdings, Inc. or one of its affiliates. All references to “Hilton®” mean Hilton® Worldwide Holdings, Inc. and all of its affiliates and subsidiaries,and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this Quarterly Report,whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple REIT Ten, Inc. or otherwise. Hilton® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and received no proceeds from the offering. Hilton® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Hilton® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this Quarterly Report.

This correspondence contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of terms such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple REIT Ten, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to implement its acquisition strategy and operating strategy; the Company’s ability to manage planned growth; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this correspondence will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to in the section entitled “Item 1A. Risk Factors” in the 2013 Annual Report on Form 10-K filed by the Company with the SEC on March 12, 2014. Any forward-looking statement speaks only as of the date of this correspondence. The Company undertakes no obligation to publically update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

CORPORATE HEADQUARTERS 814 East Main Street | Richmond, Virginia 23219 (804) 344-8121 | (804) 344-8129 FAX applereitten.com	INVESTOR INFORMATION For additional information about the Company, please contact: Kelly Clarke, Director of Investor Services (804) 727-6321 or kclarke@applereit.com